Exhibit 1.01

LAM RESEARCH CORPORATION

CONFLICT MINERALS REPORT

For the reporting period from January 1, 2015 through December 31, 2015

This Conflict Minerals Report (this “Report”) of Lam Research Corporation (including its consolidated subsidiaries, the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, for the reporting period January 1, 2015 through December 31, 2015 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Subject Minerals” (as defined below) are necessary to the functionality or production of such products. “Subject Minerals” are defined herein as: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which Subject Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, the Company has conducted a good faith reasonable country of origin inquiry regarding the Subject Minerals included in its products manufactured or contracted to be manufactured during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the Covered Minerals. The results of the Company’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.	Reasonable Country of Origin Inquiry (“RCOI”)

A.	During the Reporting Period, the Company took the following measures, based on the Organization for Economic Cooperation and Development’s (“OECD”) due diligence framework, including resources provided by the Conflict-Free Sourcing Initiative (the “CFSI”), in particular the Conflict Minerals Reporting Template (“CMRT”), to determine the source and chain of custody for the Covered Minerals.

1.	The Company contacted its direct-spend suppliers with which the Company spent at least $10,000 during the Reporting Period and which the Company believed could provide materials containing Covered Minerals (collectively, the “Covered Suppliers”), requesting that such Covered Suppliers complete the CMRT and return it to the Company.

2.	The Company subsequently: (a) compiled CMRTs that it had received and analyzed the response data; and (b) followed up by e-mail at least once with Covered Suppliers that had provided an incomplete response, no response, or a response the Company believed required clarification.

B.	Based upon the measures described in A. above, the Company was unable to determine whether its products manufactured or contracted to be manufactured during the Reporting Period contain Covered Minerals originating in the Covered Countries. As a result, the Company exercised due diligence on the source and chain of custody of Covered Minerals in its supply chain as described in Part II below.

II.	Due Diligence and Risk Mitigation

The Company’s due diligence process, which significantly overlaps the Company’s RCOI process described above, is based on the OECD’s due diligence guidelines. In addition to the RCOI, the Company has done the following since the start of 2015 to determine the mine or location of origin for the Covered Minerals included in its products:

1.	Company Management Systems

a.	Maintain Appropriate Organizational Structure to Support Due Diligence

The Company has established an organizational structure to support its due diligence process that includes processes for handling requests for information, escalations to management regarding any issues or problems, surveying of suppliers and documentation of any responses and red flags associated therewith.

The Company’s due diligence process is carried out by individuals in the Company’s supply chain organization, who are supported by an inter-disciplinary support team comprised of members of the legal department, finance, engineering, customer account teams and environmental health and safety departments to help address any questions associated with the reasonable country of origin inquiry and/or due diligence process. The Company also provides reports and briefings on the requirements and implications to Company management.

b.	Communicate Conflict Mineral Policy

The Company has adopted and communicated to suppliers and to the public a Conflict Minerals Policy Statement. A copy of the Policy is publicly available at http://www.lamresearch.com/company/corporate-social-responsibility/supply-chain. The content on any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

c.	Company Engagement with Suppliers

The Company continues to include a standard provision in the terms and conditions of its purchase orders requiring its suppliers to promptly provide accurate, complete and timely information and documentation to assist the Company as it may request to comply with Rule 13p-1 and Form SD, including disclosing whether any of the suppliers’ deliverables contain Covered Minerals and, if so, to provide such information as the Company may request to allow the Company to determine whether such Covered Minerals are DRC conflict free (as such term is defined in Form SD). The Company has also incorporated similar requirements into relevant commonly used supplier contract templates to further strengthen supplier engagement in the due diligence process.

d.	Internal Process Improvements Associated with Covered Minerals

For the Reporting Period, the Company automated the compilation of data from CMRTs it received through the use of Excel macros. This enhanced the organization and collection of data and has helped the Company to analyze responses more efficiently. The Company continues to evaluate various process improvements that may be available to enhance the management and visibility of Covered Mineral usage and disclosure, including the potential use of automated solutions to facilitate reporting and data collection.

2.	Identify and Assess Risks in the Supply Chain

The Company’s methods for identifying and assessing risks in the supply chain are set forth above in the description of the Company’s RCOI.

3.	Design and Implement Strategy to Respond to Risks

a.	Devise and Implement Risk Management Plan

The Company’s risk management plan to respond to any situations which might arise involving Covered Minerals identified as being sourced from the Covered Countries includes carrying out the due diligence described in this Report, understanding the products impacted by any supplied materials identified as containing Covered Minerals, understanding the extent of the Company’s reliance on such materials, undertaking additional due diligence and risk mitigation to respond to identified risks, and communicating to the Company’s suppliers that any Covered Minerals should be sourced responsibly wherever possible.

b.	Reporting of Conflict Minerals Surveying Results to Management

The Company has apprised members of senior management of the status and results of the inquiry and due diligence process to allow for any appropriate feedback and guidance.

c.	Continued Supplier Engagement

When necessary or requested the Company continues to work with its suppliers to educate them about Subject Minerals and to encourage responsible sourcing and usage of independently certified conflict-free smelters and refiners.

4.	Independent Third-Party Audit of Smelter’s / Refiner’s Due Diligence Practices

Where possible, the Company has relied on third party assurances and certifications. For example, the Company accepts as reliable any smelter that is recognized as conflict-free through the CFSI’s Conflict-Free Smelter Program (“CFSP”). To the extent that other audited supplier certifications are provided to the Company, the Company may consider reliance on a case-by-case basis.

5.	Report Annually on Supply Chain Due Diligence

This Report and the Company’s prior annual Conflict Minerals Reports for calendar years 2013 and 2014 are publicly available at http://investor.lamresearch.com/sec.cfm.

III.	Product Description

The following products are within the scope of Rule 13p-1 and Form SD.

1.	Etch Products

A series of wafer fabrication products that selectively remove materials from the wafer to create features and patterns of a device:

a.	Kiyo® product family
b.	Versys® Metal product family
c.	Flex™ product family
d.	Syndion® product family

2.	Deposition Products

A series of high-productivity thin film deposition systems that form a device’s sub-microscopic layers of conducting (metal) or insulating (dielectric) materials:

a.	SABRE® product family
b.	ALTUS® product family
c.	VECTOR® product family
d.	SPEED® product family
e.	SOLA® product family

3.	Clean Products

A series of single-wafer wet and plasma-based wafer cleaning products that remove particles and residues from the wafer surface before and after adjacent processes:

a.	DV-Prime®
b.	Da Vinci®
c.	SP Series
d.	Coronus® product family
e.	EOS®

4.	Legacy Products

Multiple series of refurbished and newly built previous-generation products from Lam, as the original equipment manufacturer (“OEM”), for applications that do not require the most advanced wafer processing capability.

IV.	Smelter / Refiner and Country of Origin

Based solely on information that was provided by the Covered Suppliers (as described above), some of which was on an entity level without specification as to application with respect to the specific Covered Minerals the Company purchased, and without independent verification, the Company believes that the facilities that were used to process the Covered Minerals may have included some or all of the CFSI-recognized smelters and/or refiners listed below:

Smelter / Refiner Facility Names

Advanced Chemical Company

Aida Chemical Industries Co., Ltd.

Allgemeine Gold-und Silberscheideanstalt A.G.

Allied Material (A.L.M.T) Corp

Almalyk Mining and Metallurgical Complex (AMMC)

Alpha Metals

An Thai Minerals Co., Ltd.

An Vinh Joint Stock Mineral Processing Company

AngloGold Ashanti Córrego do Sítio Mineração

Argor-Heraeus SA

Asahi Pretec Corporation

Asahi Refining Canada Limited

Asahi Refining USA Inc.

Asaka Riken Co., Ltd.

Asia Tungsten Products Vietnam Ltd.

Aurubis AG

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Boliden Mineral AB

C. Hafner GmbH + Co. KG

Canada Corporation

CCR Refinery—Glencore

Changsha South Tantalum Niobium Co., Ltd.

Chenzhou Diamond Tungsten Products Co., Ltd.

Chenzhou Yunxiang Mining and Metallurgy Company Limited

Chimet S.p.A.

China Tin Group Co., Ltd.

Chongyi Zhangyuan Tungsten Co., Ltd.

Cooperativa Metalurgica de Rondônia Ltda.

CV Ayi Jaya

CV Dua Sekawan

CV Gita Pesona

CV Serumpun Sebalai

CV Tiga Sekawan

CV United Smelting

CV Venus Inti Perkasa

D Block Metals, LLC

Daejin Indus Co., Ltd.

DODUCO GmbH

Dowa Metals & Mining Co. Ltd

Duoluoshan

Eco-System Recycling Co., Ltd.

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Elemetal Refining, LLC

Elmet S.L.U. (Metallo Group)

EM Vinto

Emirates Gold DMCC

Exotech Inc.

F&X Electro-Materials Ltd.

Fenix Metals

FIR Metals & Resource Ltd.

Fujian Jinxin Tungsten Co., Ltd.

Ganzhou Huaxing Tungsten Products Co., Ltd.

Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.

Ganzhou Yatai Tungsten Co., Ltd.

Geib Refining Corporation

Geiju Fenmeng Metallurgy Chemical Plant

Gejiu Non-Ferrous Metal Processing Co., Ltd.

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Global Advanced Metals Aizu

Global Advanced Metals Boyertown

Global Tungsten & Powders Corp USA

Guangdong Xianglu Tungsten Industry Co., Ltd.

Guangdong Zhiyuan New Material Co., Ltd.

Guanyang Guida Nonferrous Metal Smelting Plant

H.C. Starck Co., Ltd.

H.C. Starck GmbH

H.C. Starck GmbH Goslar

H.C. Starck GmbH Laufenburg

H.C. Starck Hermsdorf GmbH

H.C. Starck Inc.

H.C. Starck Smelting GmbH & Co.KG

Hangzhou Fuchunjiang Smelting Co., Ltd.

Heimerle + Meule GmbH

Henan Zhongyuan Gold Refinery Co., Ltd.

Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.

Hengyang King Xing Lifeng New Materials Co., Ltd.

Heraeus Hanau

Heraeus Ltd

Heraeus Precious Metals

Heraeus Precious Metals GmbH & Co. KG

Hi-Temp Specialty Metals, Inc.

HuiChang Hill Tin Industry Co., Ltd.

Hunan Chenzhou Mining Group Co., Ltd.

Hunan Chuangda Vanadium Tungsten Co., Ltd.

Hunan Chunchang Nonferrous Metals Co., Ltd.

Hydrometallurg, JSC

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Ishifuku Metal Industry Co., Ltd.

Istanbul Gold Refinery

Japan Mint

Japan New Metals Co., Ltd.

Jiangxi Copper Company Limited

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Jiangxi Gan Bei Tungsten Co., Ltd.

Jiangxi Ketai Advanced Material Co., Ltd.

Jiangxi Tuohong New Raw Material

Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.

Jiujiang Tanbre Co., Ltd.

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

JSC Ekaterinburg Non-Ferrous Metal Processing Plant

JSC Uralelectromed

JX Nippon Mining & Metals Co., Ltd.

Kai Union Industry and Trade Co., Ltd. (China)

Kazzinc

KEMET Blue Metals

KEMET Blue Powder

Kennametal Huntsville

Kennecott Utah Copper LLC

Ketapang

King-Tan Tantalum Industry Ltd

Kojima Chemicals Co., Ltd

LSM Brasil S.A.

LS-Nikko Copper Inc

Magnu’s Minerais Metais e Ligas Ltda.

Malaysia Smelting Corporation (MSC)

Malipo Haiyu Tungsten Co., Ltd.

Materion

Matsuda Sangyo Co., Ltd.

Melt Metais e Ligas S/A

Metallic Resources, Inc.

Metallo-Chimique N.V.

Metallurgical Products India Pvt. Ltd. (MPIL)

Metalor Technologies (Hong Kong) Ltd

Metalor Technologies (Singapore) Pte., Ltd.

Metalor Technologies SA

Metalor USA Refining Corporation

METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V

Mineração Taboca S.A.

Minsur Mines

Mistubishi Materials Corporation

Mitsui & Co. Precious Metals Inc. Hong Kong Branch

Mitsui Mining and Smelting Co., Ltd.

MMTC-PAMP India Pvt., Ltd.

Molycorp Silmet A.S.

Moscow Special Alloys Processing Plant

Nadir Metal Rafineri San. Ve Tic. A.S.

Nghe Tinh Non-Ferrous Metals Joint Stock Company

Niagara Refining LLC

Nihon Material Co., Ltd.

Ningxia Orient Tantalum Industry Co., Ltd.

Nui Phao H.C. Starck

O.M. Manufacturing Philippines, Inc.

Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH

Ohura Precious Metal Industry Co., Ltd

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)

OJSC Kolyma Refinery

Operaciones Metalurgical S.A.

PAMP SA

Philippine Chuangin Industrial Co., Inc.

Phoenix Metal Ltd.

Plansee SE Liezen

Plansee SE Reutte

Prioksky Plant of Non-Ferrous Metals

PT Aneka Tambang (Persero) Tbk

PT Aries Kencana Sejahtera

PT Artha Cipta Langgeng

PT ATD Makmur Mandiri Jaya

PT Babel Inti Perkasa

PT Bangka Prima Tin

PT Bangka Tin Industry

PT Belitung Industri Sejahtera

PT BilliTin Makmur Lestari

PT Bukit Timah

PT Cipta Persada Mulia

PT DS Jaya Abadi

PT Eunindo Usaha Mandiri

PT Inti Stania Prima

PT Karimun Mining

PT Kijang Jaya Mandiri

PT Mitra Stania Prima

PT Panca Mega Persada

PT Prima Timah Utama

PT Refined Bangka TIN (RBT)

PT Sariwiguna Binasentosa

PT Stanindo Inti Perkasa

PT Sukses Inti Makmur

PT Sumber Jaya Indah

PT Timah (Persero) Tbk Kundur

PT Timah (Persero) Tbk Mentok

PT Timah Nusantara

PT Tinindo Inter Nusa

PT WAHANA PERKIT JAYA

PX Précinox SA

QuantumClean

Rand Refinery (Pty) Ltd

Republic Metals Corporation

Resind Indústria e Comércio Ltda

RFH Tantalum Smeltry Co., Ltd

Royal Canadian Mint

Rui Da Hung

Samduck Precious Metals

SEMPSA Joyería Platería SA

Shandong Zhaojin Gold & Silver Refinery Co., Ltd

Shandong Zhaojin Group Co., Ltd.

Sichuan Tianze Precious Metals Co., Ltd

Singway Technology Co., Ltd.

SOE Shyolkovsky Factory of Secondary Precious Metals

Soft Metais, Ltda.

Solar Applied Materials Technology Corp.

Solikamsk Magnesium Works OAO

Suzhou Xingrui Noble

T.C.A S.p.A

Taki Chemicals

Tanaka Kikinzoku Group

Tejing (Vietnam) Tungsten Co., Ltd.

Telex Metals

Thaisarco

The Refinery of Shandong Gold Mining Co., Ltd.

Tokuriki Honten Co., Ltd

Tranzact, Inc.

Tuyen Quang Non-Ferrous Metals Joint Stock Company

ULBA Metallurgical Plant JSC

Umicore Brasil Ltda

Umicore Precious Metals Thailand

United Precious Metal Refining, Inc.

Valcambi SUISSE

Vietnam Youngsun Tungsten Industry Co., Ltd

VQB Mineral and Trading Group JSC

Wolfram Bergbau und Hütten AG

Xiamen Tungsten (H.C.) Co., Ltd.

Xinhai Rendan Shaoguan Tungsten Co., Ltd.

XinXing HaoRong Electronic Material Co., Ltd.

Yamamoto Precious Metal Co., Ltd.

Yichun Jin Yang Rare Metal Co., Ltd

Yokohama Metal Co., Ltd.

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Yunnan Tin Company, Ltd.

Zhaoyuan Gold Group

Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Zhuzhou Cemented Carbide Works Import and Export Co.

Zijin Mining Group Co., Ltd. Gold Refinery

As the Company’s engagement with the supply chain for its products evolves and matures, this list may change to reflect improvements in the quality of information provided to the Company.

Based solely on information that was provided by the Covered Suppliers (as described above), some of which was on an entity level without specification as to application with respect to the specific Covered Minerals the Company purchased, and without independent verification, the Company believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Australia

Austria

Belgium

Bolivia

Brazil

Canada

China

Estonia

Germany

India

Indonesia

Italy

Japan

Kazakhstan

Korea, Republic of

Malaysia

Mexico

Netherlands

Peru

Philippines

Poland

Russian Federation

Rwanda

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

United Arab Emirates

United States

Uzbekistan

Vietnam

Of the 232 unique smelters and refiners (collectively, “smelters”) identified by the Covered Suppliers (consisting of those entities confirmed to be properly classified as smelters based on the “Smelter Reference List” maintained by the CFSI), a single smelter was identified as being located in a Covered Country. This smelter is recognized by the CFSI as “Active” in the CFSP, which means that the smelter has agreed to undergo an independent audit and is progressing through the audit and/or post-audit corrective action process. None of the Covered Suppliers who identified this smelter in their supply chain reported smelter information on the product level.

As the Company’s engagement with the supply chain for its products evolves and matures, this list may change to reflect improvements in the quality of information provided to the Company.

Forward-Looking Statement Disclaimer

Statements made in this Report that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, those regarding the Company’s expected future supplier diligence and engagement efforts and development of related due diligence processes. Some factors that may affect these forward-looking statements include: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; and industry developments relating to supply chain diligence, disclosure and other practices. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this Report.